Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of NCL Corporation Ltd. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 10-K for the year ended December 31, 2012 (the “Form 10-K”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 20, 2013

By:	/s/ Kevin M. Sheehan
Name:	Kevin M. Sheehan
Title:	President and Chief Executive Officer

By:	/s/ Wendy A. Beck
Name:	Wendy A. Beck
Title:	Executive Vice President and Chief Financial Officer